EXHIBIT 23(B)

                               CONSENT OF EXPERTS

     As petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59253, 33-59255 and 333-07949) of our oil and gas reserve reports as of December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996 included in the Santa Fe Energy Resources, Inc. Form 10-K for the year ended December 31, 1996.

RYDER SCOTT COMPANY
PETROLEUM ENGINEERS

Houston, Texas
March 11, 1997